                                                                 EXHIBIT 10.2 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

                        SEVERANCE/NON-COMPETE AGREEMENT

     THIS SEVERANCE/NON-COMPETE AGREEMENT (the "Agreement") is made and entered
into this        day of                , 1994, by and between Miles E. Gilman
("Individual"), and Coram Healthcare Corporation, a Delaware corporation (the "Company"); and

     WHEREAS, the Company is a party to that certain Agreement and Plan of Merger dated as of February 6, 1994 (as amended, the Merger Agreement"), by and among the Company, T2 Medical, Inc., a Delaware corporation ("T2"), Curaflex Health Services, Inc., a Delaware corporation ("CHS"), HealthInfusion, Inc., a Florida corporation ("HII"), Medisys, Inc., a Delaware corporation ("MI"), T2 Acquisition Company, a Delaware corporation and wholly owned subsidiary of the Company ("T2 Sub"), CHS Acquisition Company, a Delaware corporation and wholly owned subsidiary of the Company ("CHS Sub"), HII Acquisition Company, a Florida corporation and wholly owned subsidiary of the Company ("HII Sub"), and MI Acquisition Company, a Delaware corporation and wholly owned subsidiary of the Company ("MI Sub"), pursuant to which, among other things, T2 Sub, CHS Sub, HII Sub and MI Sub will merge with and into T2, CHS, HII and MI, respectively, and T2, CHS, HII and MI will thereby become wholly owned subsidiaries of the Company (the "Merger"); and

     WHEREAS, the Individual is presently employed by HII as its Chief Executive Officer and President and, upon consummation of the Merger, will thereafter be employed by the Company as an Executive Vice President of the Company, on an "at will" basis.

     NOW THEREFORE, in consideration of the foregoing premises, the sums set forth herein, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, and the Company and the Individual intending to be legally bound hereby agree as follows:

     1. Nature of Employment with the Company.

     (a) The Company hereby agrees to employ the Individual as an Executive Vice President of the Company, and the Individual accepts such employment and agrees to devote all of his efforts and skills faithfully and diligently and on a full-time basis in performing his duties hereunder for the benefit of the Company. Individual's main office shall be located in the State of Florida.

     (b) Individual's employment by the Company pursuant hereto shall be on an "at will" basis, subject to the provisions with respect to termination set forth herein and the other terms and provisions hereof.

     (c) Individual agrees to perform on a full-time basis such duties as shall be assigned to him from time by the Board of Directors of the Company.

     (d) Individual will hold in strictest confidence and shall not disclose to any person or entity without the express prior authorization of the Company and HII any non-public proprietary information, which may include but is not limited to non-public: financial information, financial statements of the Company or any subsidiary of the Company, marketing data, technique, process formula, developmental or experimental work, work in progress, business methods, trade secrets (including, without limitation, any customer list or lists or customer sources), marketing information relating to the products, services, customers, sales or business affairs of the Company or any subsidiary of the Company, including, without limitation, any information relating to any business opportunity made by or to the Company or any such subsidiary relating to any line of business in which HII or any subsidiary of HII is currently engaged. Individual agrees that he will not make use of any of the above at any time after termination of employment. Upon termination of employment, Individual shall deliver to the Company all documents, records, notebooks, work papers and all similar repositories of the Individual containing any such information concerning the Company or any subsidiary of the Company.

                                      (77)
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     (e) As compensation for all services to be rendered by Individual under his
"at will" employment, the Company shall pay to the Individual a base annual salary of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00) (the "Base Salary"), which shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies. The amount of the Base Salary shall be reviewed annually by the Board of Directors of the Company, and the Board of Directors shall determine, in its sole discretion, whether such Base Salary shall be increased based upon standards generally applicable to employees of the Company of this type. However, subject to the other terms and conditions set forth herein, in no event shall Individual's Base Salary be decreased during the term of Individual's employment with the Company pursuant to this Agreement without his prior written consent.

     (f) The Individual shall also be entitled to participate in all individual benefit plans and programs (including but not limited to vacation time, sick leave, holidays, automobile allowance, and insurance plans) of the Company to the extent that his position, title, salary, age, health and other qualifications make him eligible to participate. The Individual shall also be entitled to participate in any additional benefits or considerations which are generally made available to employees of this type as may be established by the Board of Directors from time to time. The Individual's participation in any such plan or program shall be subject to the provisions, rules and regulation applicable thereto, including provisions empowering the Board of Directors of the Company to modify and/or terminate any such plan or programs.

     (g) In accordance with the Company's policies established from time to time, the Company will pay or reimburse the Individual for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the prior authorization thereof or subsequent presentment of appropriate receipts and vouchers therefore.

     2. Termination.

     (a) Individual's employment hereunder may be terminated by Individual or the Company with or without cause upon at least 30 days written notice to the other party; provided, however, that any such termination shall be effective on a day other than the last day of the Company's fiscal year.

     (b) Additionally, at any time the Company shall have the right to terminate Individual's employment hereunder by written notice to the Individual upon any of the following occurrences:

          (i) Individual's disability for a continuous period of one hundred twenty (120) days, if, in the reasonable judgment of the Company's Board of Directors, such disability prevents him from performing his duties under this Agreement;

          (ii) Individual's conviction of a felony or other serious crime involving moral turpitude;

          (iii) Individual's gross negligence or willful misconduct with respect to the Company;

          (iv) Individual's conduct bringing Company into public disgrace or disrepute;

          (v) A material breach of any of the terms or conditions of this Agreement that is not cured or, in the opinion of the Company, curable, to the reasonable satisfaction of the Company within thirty (30) days after notice thereof to Individual;

     provided, however, that any such termination shall be effective on a day other than the last day of the Company's fiscal year.

     (c) In the event that Individual's employment with the Company terminates, the Company shall, within ten (10) days after such termination, pay to the Individual a lump sum payment in the amount of Two Million Dollars ($2,000,000.00); provided, however, that such payment shall not be made on the last day of employer's fiscal year, but shall be made within the ten (10) day time requirement set forth herein. Said payment shall be by a Form 1099 and is comprised in part of severance calculated based on reasonable compensation for services by Individual prior to the change of control from HII to the Company, which severance payment is in the sum of $700,000.00, as well as comprised in part of consideration for the post-termination restrictive covenant imposed upon Individual in this Agreement, which post-termination restrictive covenant payment is in the sum of $1,300,000.00. The timing of the payment of any such amounts shall be

                                      (78)
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subject to postponement to the extent that payment of any such amount in the taxable year in which it was originally scheduled to be paid results in a disallowance of a deduction for any such amount pursuant to either Section 162(m) or Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") as determined by the Internal Revenue Service. Any amount which is not paid in the taxable year in which it was originally scheduled to be paid as a result of the postponement thereof pursuant hereto shall be payable in the next succeeding taxable year in which such payment will not result in the disallowance of a deduction pursuant to either Section 162(m) or 280G of the Code; provided, however, that (i) if a dispute arises as to the payment of the postponed payments to the Individual, the prevailing party shall be entitled to receive attorneys' fees and related costs, and (ii) all postponed payments shall be placed in a Rabbi trust or similar vehicle for the benefit of the Individual in such a way that the amounts so transferred are not taxable to such person or deductible by the Company or Coram until payment from such vehicle to such person is made. In the event a payment has been made to the Individual, but then disallowed as a reduction by the Internal Revenue Service and return of the payment is required into the trust, said payment to the Individual shall be treated as a loan and said payment to the trust shall be treated as repayment of said loan.

     3. Termination of Other Agreements. Upon the execution of this Agreement, all other employment, severance, non-compete and other similar agreements between the Individual and the Company and/or any subsidiary or parent company of the Company shall immediately terminate and be of no further force and effect and no payments or other provisions regarding benefits or payment of any other amounts shall be made thereunder, notwithstanding any provision to the contrary set forth therein other than those already accrued but yet unpaid as of the date of this Agreement.

     4. Restrictive Covenant. Individual agrees that he will not while employed with the Company, either directly or indirectly, for himself or for or on behalf of any other person, firm, corporation, partnership, association or other entity (whether as an individual, officer, director, partner, agent, security holder, creditor, or consultant) engage in any line of business in which the Company or any subsidiary of the Company (including, but not limited to, HII) is currently engaged and for a 24 month period following the date of his termination of employment with the Company, either directly or indirectly, for himself or for or on behalf of any other person, firm, corporation, partnership, association or other entity (whether as an individual, officer, director, partner, agent, security holder, creditor, or consultant):

          (a) (1) in the event that Individual's employment with the Company terminates within the six month period commencing on the closing date of the Merger, engage in any line of business in which HII or any subsidiary of HII is currently engaged which lines of business as of the date hereof are the following: the sale and delivery of infusion chemotherapy, intravenous antibiotic therapy, infusion analgesia therapy, infusion hydration therapy, other infusion therapeutic and infusion nutritional care to patients in homes and other non-hospital environments, acute dialysis and clinical drug research networks, or (2) in the event that Individual's employment with the Company terminates after such six month period, engage in any line of business in which the Company or any subsidiary of the Company (including, but not limited to, HII) is engaged at the time of such termination; provided, however, that (i) Individual may hold and continue to hold company securities or, solely as an investment, shares of capital stock or other equity securities of any company which are traded on any securities exchange or are regularly quoted in the over-the-counter market, so long as Individual does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent (5%) of any class of capital stock of such company which is within the scope of this restriction and (ii) Individual may engage in any managed care services business other than any managed care services business relating to intravenous therapy.

          (b) Employ, attempt to employ or enter into any contractual arrangement (a "Solicitation Act") with any employee of the Company or employee of any subsidiary or parent company of the Company, or any person who was an employee of the Company or any such subsidiary or parent company, unless such person was involuntarily terminated by the Company or such subsidiary or parent company (other than for performance reasons or "for cause") or, in any event, had no employment relationship with the Company, its parent or subsidiaries at any time within the six months immediately prior to such Solicitation Act.

                                      (79)

          (c) All restrictions under this Section 4 of this Agreement are subject to the payment by the Company and the receipt of the full restrictive covenant payments by the Individual in the sums set forth in
     Section 2 above and of any already accrued but yet unpaid amounts referred to in Section 3 above.

     5. Injunctive Relief. The parties hereto hereby acknowledge and agree that a breach by Individual of any of the covenants contained in Section 1(d) or Sections 4(a) or (b) of this Agreement may cause irreparable damage and harm to the Company, and that monetary damages may not be an adequate remedy for any such breach or may be virtually impossible to ascertain. Therefore, the parties hereto agree that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in said Sections of this Agreement by the Individual or any of his or her affiliates, associates, partners, or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to any other remedies available to the Company.

     6. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand, when sent by facsimile transmission with acknowledgement of good transmission received, or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

              If to the Company:

                  Coram Healthcare Corporation

                  ---------------------------------------------------

                  ---------------------------------------------------

                  ---------------------------------------------------

                  ---------------------------------------------------
                  Attn: Chief Executive Officer

              If to the Individual:

                  Miles E. Gilman
                  12900 S.W. 61st Avenue
                  Miami, Florida 33156

or to such other addresses as either party hereto may from time to time give notice of to the other party in the aforesaid manner.

     7. Miscellaneous.

     (a) This Agreement shall not be assignable, in whole or in part, by either party without the prior written consent of the other party, except that the Company, without the consent of Individual, may assign its rights and obligations under this Agreement to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, (ii) to which the Company may sell or transfer all or substantially all of its assets or of which 50% or more of the equity and of the voting control is owned, directly or indirectly, by or is under common ownership with, the Company, or (iii) that is the parent company of the Company.

     (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     (c) This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or which have not been terminated hereby.

     (d) The Company may withhold from any salary and benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                                      (80)

     (e) No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

     (f) No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to a specific term or condition for the future or as to any act other than that specifically waived.

     (g) To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably covered. The Individual acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     (h) This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

     (i) Sections 1(d) and 4 of this Agreement shall survive and continue in full force and effect and in accordance with their respective terms notwithstanding any termination of this Agreement or Individual's employment with the Company pursuant hereto.

     (j) Caption and section headings used herein are for convenience of reference only and are not a part of this Agreement and shall not be used in construing the terms of this Agreement.

                                      (81)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          COMPANY:

                                          CORAM HEALTHCARE CORPORATION

                                          By:
                                             ---------------------------------
                                              Name:
                                              Title:

                                          INDIVIDUAL:

                                          ------------------------------------
                                                     Miles E. Gilman

ACKNOWLEDGED AND AGREED TO:

HEALTHINFUSION, INC.


By:
   ------------------------------------
     Miles E. Gilman, Chief Executive
          Officer and President

                                      (82)